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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1998, except as to Note 11 which is as of February 13, 1998, relating to the financial statements of HNC Software Inc., which appears in such Prospectuses. We also consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1998, except as to Note 11 which is as of February 13, 1998, appearing on page 36 of HNC Software Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 62 of such Annual Report on Form 10-K, as amended. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectuses. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."


PRICE WATERHOUSE LLP

San Diego, California

February 25, 1998